                             AGREEMENT TO CLOSE AND
                            -----------------------
          AMENDMENT TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
          ------------------------------------------------------------

     This Agreement to Close and Amendment to Agreement and Plan of Merger and
     -------------------------------------------------------------------------
Reorganization (the "AGREEMENT") is made as of August 1, 1997 by and among
--------------------------------------------------------------------------
Silicon Graphics, Inc., a Delaware corporation ("PARENT"), ParaGraph Acquisition
--------------------------------------------------------------------------------
Corporation, a Delaware corporation and a wholly owned subsidiary of Parent
---------------------------------------------------------------------------
("MERGER SUB"), ParaGraph International, Inc., a California corporation (the
----------------------------------------------------------------------------
"COMPANY"), and the holders of capital stock of the Company listed on Exhibit A
-------------------------------------------------------------------------------
hereto.

                                    RECITALS
                                    --------

     WHEREAS, Parent, Merger Sub and the Company entered into that certain Agreement and Plan of Merger, dated as of May 14, 1997, as amended by that certain First Amendment to Agreement and Plan of Merger and Reorganization, dated as of July 15, 1997 (as amended, the "MERGER AGREEMENT"), pursuant to which the parties agreed that Merger Sub shall be merged with and into the Company and that the Company shall continue as the surviving corporation, all on the terms and conditions more particularly set forth therein;

     WHEREAS, the parties wish to set forth the terms and conditions upon which they shall cause the Merger to be consummated and all other transactions set forth in, or contemplated by, the Merger Agreement to be completed.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

I.         Capitalized Terms. Capitalized terms used herein without definition
           -----------------
shall have the meanings ascribed to such terms in the Merger Agreement.

I.         Definitions. The following terms, when used in this Agreement, shall
           -----------
have the respective meanings specified below.

A.          "Export Control License Issuance" shall mean the issuance by the
             -------------------------------
Bureau of Export Administration of the United States Department of Commerce of export control licenses to Parent for those individuals listed on Exhibit B
                                                                  ---------
attached hereto.

A.         "Moscow Subsidiary Establishment" shall mean the incorporation in
            -------------------------------
Russia by Parent or a subsidiary of Parent of a wholly owned subsidiary that is legally capable of employing and paying compensation for such employment to the current employees of "JV ParaGraph" Ltd. J.S.Co., a wholly owned subsidiary of the Company located at Russian Federation, 117571 Moscow, Prospekt Vernadskogo, 82 (the "PARAGRAPH MOSCOW SUBSIDIARY").

I.         Effective Time. Upon the satisfaction of the conditions to
           --------------
obligations of (a) Parent and Merger Sub under Section 6 hereof and (b) the Company under Section 7 hereof and upon the earlier of (a) September 30, 1997 or
(b) the occurrence of both of the Export Control License Issuance and the Moscow Subsidiary Establishment, the parties shall cause the Merger to be consummated pursuant to the procedures set forth in Section 2.02 of the Merger Agreement. The parties agree that the date set forth in Section 8.01(c) of the Merger Agreement is hereby deleted and replaced with September 30, 1997. The parties further agree that the conditions to the obligations of the parties set forth in Sections 6 and 7 hereof shall be the only conditions to the consummation of the transactions contemplated by the Merger Agreement.

I.         Exchange Ratio. The parties agree that the Exchange Ratio shall be
           --------------
equal to the quotient of the Per Share Purchase Price divided by $15.9313.

I.         Shelf Registration and New York Stock Exchange Listing.
           ------------------------------------------------------

A.         Filing of Registration Statement. As promptly as practicable after
           --------------------------------
the date hereof, and in any event no later than August 11, 1997, Parent shall file with the SEC a shelf registration statement for the purpose of permitting the resale of the shares of Parent Common Stock received pursuant hereto by the holders of Company Securities, and shall use best efforts to have such registration statement declared effective by the SEC as promptly as practicable after the Effective Time.

A.         No Other Modification. Except as modified by Section 5(a) above,
           ---------------------
Section 5.10 of the Merger Agreement, setting forth provisions relating to Parent's obligations with regard to the shelf registration, shall remain in full force and effect.

A.         New York Stock Exchange Listing. As promptly as practicable after the
           -------------------------------
date hereof, and in any event no later than August 11, 1997, Parent shall file with the NYSE an application for listing the shares of Parent Common Stock issuable to the holders of Company Securities pursuant to the Merger Agreement, and shall use best efforts to have such shares authorized for listing on the NYSE, upon official notice of issuance.

I.         Conditions to Obligations of Parent and Merger Sub. The obligations
           --------------------------------------------------
of Parent and Merger Sub to consummate the transactions contemplated by the Merger Agreement shall be subject to the fulfillment, at or prior to the Effective Time, of the following conditions:

A.         Representations, Warranties and Covenants. (i) The representations
           -----------------------------------------
and warranties of the Company and the Principal Shareholders contained in the Merger Agreement shall have been true, complete and correct when made and as of the date hereof, other than such representations and warranties as are made as of another date and except in such case where the failure to be so true, complete and correct would not have, or could not reasonably be expected to have, a Material Adverse Effect on the Business, the Company or any Subsidiary.

           (ii) The representations and warranties of the Company and the Principal Shareholders contained in the Merger Agreement shall be true, complete and correct in all material respects as of the Effective Time, with the same force and effect as if made as of the Effective Time, other than such representations and warranties as are made as of another date and except in such case where the failure to be so true, complete and correct:

                 (A) would not have, or could not reasonably be expected to have, a Material Adverse Effect on the Business, the Company or any Subsidiary;

                 (B) was proximately caused by any action taken by or at the direction of, or expressly consented to, either orally or in writing, by Parent or Merger Sub;

                 (C) has occurred as a result of (1) any Action brought by any third party after the date hereof (other than any such Action described in Section 6.2(b) hereof) or (2) any breach by any third party after the date hereof; or

                 (D) with respect to representations and warranties qualified by the knowledge of the Company, any Subsidiary or the Principal Shareholders, has occurred solely as a result of knowledge acquired by the Company, any Subsidiary or any Principal Shareholder, as applicable, after the date hereof.

           (iii) The covenants and agreements contained in the Merger Agreement to be complied with by the Company at or prior to the Effective Time shall have been complied with in all material respects, except where the failure to so comply occurs after the date hereof and:

                 (A) was not a willful breach by the Company and would not have, or could not reasonably be expected to have, a Material Adverse Effect on the Business, the Company or any Subsidiary; or

                 (B) was proximately caused by any action taken by or at the direction of, or expressly consented to, either orally or in writing, by Parent or Merger Sub; or

                 (C) has occurred as a result of (1) any Action brought by any third party after the date hereof (other than any such Action described in

                 Section 6.2(b) hereof) or (2) any breach by any third party after the date hereof.

A.         No Proceeding or Litigation. No legal action, suit, arbitration or
           ---------------------------
administrative proceeding shall have been commenced or threatened in writing by any national, federal, state or other government (excluding municipal and local authorities), governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body against the Company, Parent or Merger Sub, seeking to restrain or materially and adversely alter the transactions contemplated by the Merger Agreement which, in the reasonable, good faith determination of the Parent or Merger Sub, could reasonably be expected to render it impossible or unlawful to consummate such transactions or which could reasonably be expected to have a Material Adverse Effect; provided, however, that the provisions of this Section 6(b) shall not apply (i) if Parent or Merger Sub shall have solicited or encouraged, directly or indirectly, any such legal action, suit, arbitration or administrative proceeding or (ii) such legal action, suit, arbitration or administrative proceeding is related to the Export Control Licenses or the Moscow Subsidiary Establishment.

A.         Legal Opinion. Parent and Merger Sub shall have received from Latham
           -------------
& Watkins, counsel to the Company, a legal opinion letter, addressed to Parent and Merger Sub and dated the date of the Effective Time, in form and substance reasonably satisfactory to Parent and the Company.

A.         Officers' Certificate. Parent and Merger Sub shall have received from
           ---------------------
the chief executive officer and chief financial officer of the Company a certificate dated the date of the Effective Time, in the form of the officers' certificate attached hereto as Exhibit C;
                               ---------

A.         Secretary's Certificate. Parent and Merger Sub shall have received
           -----------------------
from the secretary of the Company a certificate dated the date of the Effective Time, in the form of the secretary's certificate attached hereto as Exhibit D .
                                                                    ---------

A.         Company Actions. The Company shall have taken all such actions
           ---------------
required of the Company by the organizational documents of the Company or by Law to effect the Merger.

A.         Exercise of Dissenters' Rights. The holders of not more than five
           ------------------------------
percent of the Fully Diluted Shares shall have demanded pursuant to Section 1301 of the General Corporation Law of the State of California that the Company purchase the shares of Company Capital Stock held thereby at fair market value

A.         Delivery of Documents. Parent shall have received the completed and
           ---------------------
executed originals of all shareholder representation letters and Ancillary Documents, telefacsimile copies of the signature pages of which were delivered to the Company to Parent on the date hereof.

A.         Shareholder Approvals. The shareholder consents received by the
           ---------------------
Company as of the date hereof (copies of which were delivered by the Company to Parent on the date hereof) shall remain in full force and effect, no shareholder of the Company providing any such consent shall have revoked the same, and all such shareholders shall have retained all voting powers with respect to such shares.

A.         Trustee Representation Letter. Parent shall have received a letter of
           -----------------------------
representations from the Trustee substantially in the form attached hereto as Exhibit E.
---------

I.         Conditions to Obligations of the Company.  The obligations of the
           ----------------------------------------
Company to consummate the transactions contemplated by the Merger Agreement shall be subject to the fulfillment, at or prior to the Effective Time, of each of the following conditions, any and all of which the Company may waive at its sole discretion:

A.         Representations, Warranties and Covenants. The representations and
           -----------------------------------------
warranties of Parent and Merger Sub contained in the Merger Agreement shall have been true, complete and correct when made and shall be true, compete and correct in all material respects as of the Effective Time, other than such representations and warranties as are made as of another date and except in such cases where the failure to be so true, complete and correct would not have, or could not reasonably be expected to have, a Material Adverse Effect on Parent or Merger Sub. The covenants and agreements contained in this Agreement to be complied with by Parent and Merger Sub at or prior to the Effective Time shall have been complied with in all material respects.

A.         No Proceeding or Litigation. No Action shall have been commenced by
           ---------------------------
or before any Governmental Authority against the Company, Parent or Merger Sub, seeking to restrain or materially and adversely alter the transactions contemplated by the Merger Agreement which, in the reasonable, good faith determination of the Company, could reasonably be expected to render it impossible or unlawful to consummate such transactions; provided, however, that the provisions of this Section 7(b) shall not apply if the Company shall have solicited or encouraged, directly or indirectly, any such Action;

A.         Legal Opinion. The Company shall have received from Shearman &
           -------------
Sterling, counsel to Parent, a legal opinion letter, addressed to the Company and dated the date of the Effective Time, in form and substance reasonably satisfactory to Parent and the Company.

A.         Officers' Certificate.  The Company shall have received from
           ---------------------
an authorized officer of each of Parent and Merger Sub a certificate dated the date of the Effective Time, in the form of the officers' certificates delivered on the date hereof and attached hereto as Exhibit F
                                          ---------

A.         Secretary's Certificate. The Company shall have received from the
           -----------------------
secretary or the assistant secretary of each of Parent and Merger Sub a certificate dated the closing date, in the form of the secretary's certificates delivered on the date hereof and attached hereto as Exhibit G.
                                                    ---------
A.         New York Stock Exchange Listing. The shares of Parent Common Stock
           -------------------------------
issuable to the holders of Company Securities pursuant to the Merger Agreement shall have been authorized for listing on the NYSE, upon official notice of issuance.

I.         Amendments to the Merger Agreement. (a) The parties agree that the
           ----------------------------------
stock register referred to in Section 3.02(b) of the Merger Agreement shall be deemed to be the stock register attached hereto as Exhibit H.
                                                   ---------
           (b) The Company Disclosure Schedule is hereby amended by (i) deleting the Schedule "Section 3.02(c) -- Vesting Schedules" and replacing the same with a new Schedule "Section 3.02(c) -- Vesting Schedules," which is attached to this Agreement as Exhibit I, and (ii) adding the following after
                              ---------
Section 3.17(a)(ii):

           "Section 3.17(a)(iii).  None."
            --------------------

           (c) The indemnification obligations of the Company and the Principal Shareholders set forth in Article VII of the Merger Agreement shall not apply to Losses resulting from, arising out of or relating to:

                 (i) any action or event occurring after the date hereof and prior to the Effective Time which causes or results in the failure of a representation or warranty made by the Company or any Principal Shareholder contained in the Acquisition Documents to be true, complete and correct; provided, however, that the provisions of this subsection (i) shall not apply if such action or event was proximately caused by the willful action (other than any action taken by or at the direction of, or expressly consented to, either orally or in writing, by Parent or Merger Sub) or intentional misrepresentation of the Company or Principal Shareholders.

                 (ii) any breach (other than willful breaches by the Company or the Principal Shareholders) arising after the date hereof of any covenant or agreement by the Company contained in the Acquisition Documents; or

                 (iii) Liabilities of the Company or any Subsidiary not reflected on the Audited Balance Sheet, whether arising before or after the Effective Time, arising from or relating to (A) the ownership after the date hereof or actions or inactions of the Company or any Subsidiary after the date hereof or (B) the conduct of the respective businesses of the Company or any Subsidiary from the date hereof until the Effective Time, except to the extent that the manner of such ownership, such actions or inactions or such conduct of business is a willful breach by the Company or the Principal Shareholders of the covenants and agreements of the Company contained in the Acquisition Documents.

I.         Letter of Transmittal and Dissenters' Rights Notice. Not later than
           ---------------------------------------------------
10 business days after the date of this Agreement, Parent shall cause to be delivered or mailed (a) the letter of transmittal and instructions referenced in
Section 2.08(c) of the Merger Agreement to the recipients referenced in such section and (b) the documents referenced in Section 1301(a) of the California Corporations Code.

     10.  Assignment of Intellectual Property.  Prior to the Effective Time, the
          -----------------------------------
Company and Principal Shareholders shall (a) cause all Intellectual Property owned by or registered in the name of Soviet-American Joint Venture ParaGraph, Soviet-American JV ParaGraph, Joint Venture ParaGraph, JV ParaGraph and/or such similar entities to be assigned to, and registered with the applicable Governmental Authorities in Russia in the name of, "JV ParaGraph Ltd. J.S.Co.", which assignment shall be in form and substance reasonably acceptable to Parent, and (b) deliver to Parent copies of all documents and instruments effecting the same.

     11.  No Further Modifications.  Except as expressly set forth herein, the
          ------------------------
terms and provisions of the Merger Agreement remain unmodified and in full force and effect.

     12.  Miscellaneous.
          -------------

A.         Severability. If any term or other provision of this Agreement shall
           ------------
be determined by any court of competent jurisdiction to be invalid, illegal or unenforceable in whole or in part by reason of any applicable Law or public policy and such determination shall become final and nonappealable, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated too the greatest extent possible.

A.         Governing Law. In all respects, including all matters of validity,
           -------------
construction, effect, performance and remedies, this Agreement and the obligations of each party arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts executed in and to be performed entirely within such State, without regard to the principles thereof regarding conflict of laws, and any applicable laws of the United States of America.

B.         Counterparts.  This Agreement may be executed in one or more
           ------------
counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                         SILICON GRAPHICS, INC.


                         Signature:

                         Name:

                         Title:


                         PARAGRAPH ACQUISITION CORPORATION


                         Signature:

                         Name:

                         Title:



                         PARAGRAPH INTERNATIONAL, INC.


                         Signature:

                         Name:

                         Title:

                              Stephen Ardron




                              Aron Katz




                              Stepan Pachikov




                              Gregory Slayton

                                   EXHIBIT A
                                   ---------

                              COMPANY SHAREHOLDERS

Stephen Ardron
Aron Katz
Stepan Pachikov
Gregory Slayton

                                   EXHIBIT B
                                   ---------

                       EXPORT CONTROL LICENSE INDIVIDUALS

                                   EXHIBIT C
                                   ---------

                         FORM OF OFFICERS' CERTIFICATES
                                   [COMPANY]

                                   EXHIBIT D
                                   ---------

                        FORM OF SECRETARY'S CERTIFICATE
                                   [COMPANY]

                                   EXHIBIT E
                                   ---------

                     FORM OF TRUSTEE REPRESENTATION LETTER

                                   EXHIBIT F
                                   ---------

                         FORM OF OFFICERS' CERTIFICATE
                              [PARENT/MERGER SUB]

                                   EXHIBIT G
                                   ---------

                        FORM OF SECRETARY'S CERTIFICATE
                              [PARENT/MERGER SUB]

                                   EXHIBIT H
                                   ---------

                                 STOCK REGISTER

                                   EXHIBIT I
                                   ---------

              SCHEDULE 3.02(C) TO THE COMPANY DISCLOSURE SCHEDULE